                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


[X]    Filed by Registrant.
[ ]    Filed by Party other than the Registrant

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                             KINETIC VENTURES LTD.
               (Name of Registrant as Specified in Its Charter)

                                NOT APPLICABLE
      (Name of Person(s) Filing Proxy Statement if other than Registrant)


Payment of Filing Fee (check the appropriate box):
[X]    No fee required.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(4) and 0-11.
       1)  Title of each class of securities to which transaction applies:

       ------------------------------------------------------------------------
       2)  Aggregate number of securities to which transaction applies:

       ------------------------------------------------------------------------
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       ------------------------------------------------------------------------
       4)  Proposed maximum aggregate value of transaction:

       ------------------------------------------------------------------------
       5)  Total Fee Paid:

       ------------------------------------------------------------------------
[ ]    Fee paid previously with preliminary materials.
[ ] Check box if any part of the Fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)  Amount Previously Paid:

       ------------------------------------------------------------------------
       2)  Form, Schedule or Registration Statement Number:

       ------------------------------------------------------------------------
       3)  Filing Party:

       ------------------------------------------------------------------------
       4)  Date Filed:

       ------------------------------------------------------------------------

                             KINETIC VENTURES LTD.
                      1095 West Pender Street - Suite 850
                 Vancouver, British Columbia, Canada  V6E 2M6


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 27, 1997


     Notice is hereby given that the Annual Meeting of Shareholders of Kinetic Ventures Ltd. (the "Company") will be held at the offices of the Company at 1095 West Pender Street, Suite 850, Vancouver, British Columbia, Canada V6E 2M6, on Friday, June 27, 1997, at 10:00AM, for the following purposes:

     1. To elect three (3) directors of the Company to hold office until the next Annual Meeting of Shareholders in 1998 and until their respective successors are elected and qualified;

     2. To transact such other business as may properly come before the meeting, or any adjournments thereof.


     Information with respect to the above is set forth in the Proxy Statement which accompanies this Notice. Only holders of shares of the Company's Common Stock of record at the close of business on May 15, 1997 (the "Record Date") are entitled to notice of and to vote at the Meeting.

     We hope that all of our shareholders who can conveniently do so will attend the Meeting. Shareholders who do not expect to be able to attend the Meeting are requested to mark, date and sign the enclosed proxy and return the same in the enclosed addressed envelope which requires no postage and is intended for your convenience.


                              Sandra Lee, Secretary


Dated:  May 20, 1997

                             KINETIC VENTURES LTD.

                                PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS

     The enclosed proxy is solicited by the Board of Directors of Kinetic Ventures Ltd., a Delaware corporation (the "Company"), from the holders of shares of Common Stock, $.001 par value ("Common Stock") to be voted at the Annual Meeting of Shareholders (the "Meeting") to be held at the offices of the Company at 1095 West Pender Street, Suite 850, Vancouver, British Columbia, Canada V6E 2M6, on Friday, June 27, 1997, at 10:00AM, and at any adjournments thereof.

     The only business which the Board of Directors intends to present or knows that others will present at the Meeting is the election of three (3) Directors of the Company to hold office until the next Annual Meeting of Shareholders in 1998 and until their successors have been elected and qualified. Management does not know of any other business to be brought before the Meeting but it is intended that as to any other business, a vote may be cast pursuant to the proxy in accordance with the judgment of the person or persons acting thereunder. If proxies in the enclosed form are properly executed and returned, the Common Stock represented thereby will be voted at the Meeting in accordance with the shareholder's direction. Unless otherwise specified, proxies in the enclosed form will be voted for the election of three (3) Directors named as nominees. Any shareholder giving a proxy has the power to revoke it at any time before the proxy is voted by revoking it in writing, by executing a later dated proxy or appearing at the Meeting and voting in person. Any writing revoking a proxy should be addressed to Sandra Lee, Secretary of the Company, at the address set forth below.

     The Directors to be elected at the Meeting will be elected by a plurality of the votes cast by the holders of Common Stock present in person or by proxy and entitled to vote. With regard to the election of Directors, votes may be cast for or withheld from each nominee. Votes that are withheld will have no effect on the outcome of the election because Directors will be elected by a plurality of votes cast.

     Under the rules of the New York Stock Exchange, brokers who hold shares in street name have the authority to vote on certain routine matters on which they have not received instructions from beneficial owners. Brokers holding shares of the Company's Common Stock in street name who do not receive instructions are entitled to vote on the election of Directors.

     Only holders of record of Common Stock as of the close of business on May 15, 1997 are entitled to vote at the Meeting or any adjournments thereof. On such date, the Company had outstanding voting securities consisting of 9,933,733 shares of Common Stock, each of which shares is entitled to one (1) vote on all proposals submitted to a vote of shareholders at the Meeting.

     The Company's principal executive office address is Kinetic Ventures Ltd., 1095 West Pender Street - Suite 850, Vancouver, British Columbia, Canada V6E 2M6, and its telephone number is (604) 689-1428. This Proxy Statement and the enclosed Form of Proxy will be mailed to the Company's shareholders on or about May 20, 1997.



                             ELECTION OF DIRECTORS

     At the Meeting, it is proposed to elect three (3) Directors to hold office until the next Annual Meeting of Shareholders in 1998 and until their respective successors are elected and qualified. It is intended that, unless otherwise indicated, the shares of Common Stock represented by proxies solicited by the Board of Directors will be voted for the election as Directors of the three nominees hereinafter named. If, for any reason, any of said nominees shall become unavailable for election, which is not now anticipated, the proxies will be voted for the other nominees and may be voted for a substitute nominee designated by the Board of Directors. Each nominee has indicated that he is willing and able to serve as a Director if elected, and, accordingly, the Board of Directors does not have in mind any substitute.

     The nominees as Director and their age are as follows:

          Name                       Age
          ----                       ---

          Brian Bayley                43

          A. Murray Sinclair, Jr.     36

          Jennine M. Ballard          46


     BRIAN BAYLEY has served as Director of the Company since February 1995 and was appointed President in March 1997. He is also President and director of Quest Management Corp., a private management company. Previously, Mr. Bayley held the positions of director, President, Chief Executive Officer, Secretary and Vice-President, Corporate Administration of Quest Oil & Gas, Inc. (formerly Quest Capital Corporation). Quest Oil & Gas, Inc. was a publicly-traded oil and gas company whose shares traded on The Toronto Stock Exchange. On April 22, 1997, substantially all the assets of Quest Oil & Gas, Inc. were acquired by EnerMark Income Fund. Prior to that, he worked with the Vancouver Stock Exchange and a private management company. Mr. Bayley holds an MBA from Queen's University, Kingston, Ontario. Mr. Bayley currently serves as Director of Arlington Ventures Ltd., Brandale Food Services, Inc., Ella Resources, Inc., Gothic Energy Corporation, Greystar Resources Ltd., Ionic Ventures, Inc., Marchwell Capital Corp., Network Telemetrics Ltd., Rhodelta Software, Inc., Ventel, Inc. and Western Copper Holdings Limited.

     MR. SINCLAIR was appointed a director of the Company on March 21, 1997. He is also President and a director of Quest Ventures Ltd., a private merchant banking company. Previously he was Managing Director of Quest Oil & Gas, Inc. (formerly Quest Capital Corporation). Quest Oil & Gas, Inc. was a publicly-traded oil and gas company whose shares traded on The Toronto Stock Exchange. Prior to that, he was President and director of Noramco Capital Corp., a private investment company. Mr. Sinclair holds a B.Comm. from Queen's University, Kingston, Ontario. Mr. Sinclair currently serves as Director of Arlington Ventures Ltd., Breakwater Resources Ltd., Brimstone Gold Corp., Coronado Resources, Inc., Great Lakes Minerals, Inc., Network Telemetrics Ltd., RTO Enterprises, Inc., Santa Cruz Minerals,Inc., Sextant Enterprise Corp. and Ventel, Inc.

     MS. BALLARD was elected a Director of the Company on March 21, 1997. She has, since April 1994, been employed as a consultant to publicly traded companies on Canadian securities regulatory matters. From April 1991 to April 1994, she was employed by Quest Capital Corporation (formerly known as Noramco Mining Corporation) in a corporate administrative capacity.


DIRECTOR AND OFFICER SECURITIES REPORTS

     The Federal securities laws require the Company's Directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of any equity securities of the Company. Copies of such reports are required to be furnished to the Company. To the Company's knowledge, based solely on a review of the copies of such reports and other information furnished to the Company, all persons subject to these reporting requirements filed the required reports on a timely basis with respect to the Company's year ended December 31, 1996.

EXECUTIVE COMPENSATION

     The following table sets forth all compensation paid by the Company during the three fiscal years ended December 31, 1996 to the Chief Executive Officer and the other executive officer whose total annual compensation in such year exceeded $100,000 (collectively the "Named Executive Officers"). All dollar amounts are provided in U.S. dollars.


                          SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------
                                          ANNUAL COMPENSATION
                                          -------------------
                                                                  SECURITIES
                                                                  UNDERLYING
                                                        BONUS    OPTIONS/SARs
NAME AND PRINCIPAL POSITION         YEAR  SALARY ($)     ($)          ($)
-------------------------------------------------------------------------------
William J. Worthen,                 1996   $140,000
   President and Chief              1995    140,000      ---     330,000 /(1)/
                                    1994    126,756      ---      20,000 /(2)/

William Rigas, Vice-President,      1996   $109,148
 Sales                              1995    111,798      ---     100,333 /(3)/
                                    1994     94,780      ---      11,000 /(4)/

-------------------------

(1)  Includes options for 304,000 shares which were repriced on March 27, 1995.
(2) Such options to purchase 20,000 shares are also reflected in 1995 as repriced options.
(3)  Includes options for 100,333 shares which were repriced on March 27, 1995.
(4) Such options to purchase 11,000 shares are also reflected in 1995 as repriced options.


     No options were granted during the year ended December 31, 1996 to either of the Named Executive Officers, and under the terms of their options, such options will expire on April 20, 1997. Both of the Named Executive Officers resigned from their employment with the Company on March 20, 1997.

     The following table sets forth certain information as of December 31, 1996 regarding options held by the Named Executive Officers. Such executive officers did not exercise any options during the fiscal year ended December 31, 1996.


                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCALYEAR
                       AND FISCAL YEAR-END OPTION/SAR VALUES
--------------------------------------------------------------------------------
                    NUMBER OF SECURITIES UNDERLYING      VALUE OF UNEXERCISED
                      UNEXERCISED OPTIONS/SARS AT     IN-THE-MONEY OPTIONS/SARS
                          FISCAL YEAR-END (#)        AT FISCAL YEAR-END ($)/(1)/
        NAME           EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERSICABLE
--------------------------------------------------------------------------------
William J. Worthen          295,667 / 34,333                     0 / 0

William Rigas                83,612 / 16,721                     0 / 0

--------------------

(1) There were no in-the-money options outstanding at year-end held by the Named Executive Officers calculated based on a price of $0.22 per share, which was the closing price for the Company's Common Stock on December 31, 1996, the last day the Company's stock traded in 1996, less the exercise price. All such options expired on April 20, 1997.


EMPLOYMENT AGREEMENTS

     As a condition to the sale of the Preferred Stock and Option to Ballard Medical Products Ltd. ("Ballard") on November 13, 1995, certain "Key Employees" entered into an Employment Agreement (Employment Agreement) with the Company. These Key Employees included, William Worthen (President and Chief Executive Officer), Brett Scott (Chief Financial Officer and Secretary), Thomas Whitehair (Vice-President, Marketing), Robert Hill (Vice-President, Manufacturing) and Karen Salinas (Director, Regulatory Affairs and Quality Assurance) (collectively, the "Key Employees"). The Employment Agreements generally provided for the continued employment of each Key Employee for a three-year period on terms substantially similar to the terms of such Key Employee's employment prior to the agreement (other than with respect to the severance obligations described below), subject to earlier termination at the option of the Key Employee or for cause. In the event that the employment of any Key Employee is terminated by the Company other than for cause, the Employment Agreements provide for severance payments equal to such employee's regular monthly salary as well as health insurance benefits (with substantially the same coverage provided by the Company prior to termination) for the number of months remaining on the original three-year term thereof. The Employment Agreements provided for initial salaries of US $140,000 and $100,485 for William Worthen and

Robert Hill, respectively; all other Key Employees will receive salaries of less than $100,000 per year in amounts consistent with current salary levels. The Employment Agreements do not provide for acceleration of vesting on outstanding stock or options or for the grant of new stock or options. All of such agreements were terminated on March 20, 1997.


DIRECTORS COMPENSATION

     Directors of the Company do not receive any compensation for serving in that capacity; however, they are reimbursed for their out-of-pocket expenses in attending meetings.


CHANGE OF CONTROL

     Concurrently with the sale of substantially all of the Company's assets to Ballard on March 20, 1997 (see "Certain Relationships and Related Transactions"), the Company redeemed its 200,000 shares of Series A Preferred Stock formerly held by Ballard which, among other things, gave Ballard the right to elect two of the Company's five Directors and to vote the shares on an as-converted basis which entitled Ballard to a number of votes equal to 19.5% of the shares entitled to vote at a meeting of shareholders. In addition, on March 20, 1997, the Company's four Directors, other than Mr. Bayley, resigned. By virtue of the foregoing rights and other terms of the Series A Preferred Stock and rights under the Stock Purchase and Option Agreement (the "Ballard Agreement") dated as of July 17, 1995, as amended, between the Company and Ballard, Ballard may have been deemed to have had a control relationship with the Company prior to March 20, 1997. Following the redemption of the Series A Preferred Stock, the termination of Ballard's rights under the Agreement, the resignation of the four Directors, and the closing of the transaction with Ballard, this control relationship with Ballard no longer existed. No person or group of persons acquired control of the Company as a consequence of such transaction with Ballard. Mr. Sinclair and Ms. Ballard were elected Directors of the Company by Mr. Bayley, the sole remaining Director of the Company following the closing of the transaction with Ballard, to fill the vacancies then existing and both Mr. Bayley and Mr. Sinclair are officers, Directors and principal shareholders of Quest Management Corp. Quest Ventures, Inc., an affiliate of Quest Management Corp., holds approximately 6.8% of the Company's outstanding Common Stock. By virtue of such relationships, Quest Management Corp. may be deemed to have acquired control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On November 13, 1995, the Company sold to Ballard 200,000 shares of Preferred Stock which upon conversion represented 19.5% of the Company's capital stock for US$2 million pursuant to the Ballard Agreement. Under the Ballard Agreement, Ballard paid to the Company US$500,000 as nonrefundable consideration for the Ballard Option to acquire all of the assets of the Company during the 24 month period following the closing of the sale of the Preferred Stock. On February 28, 1997, the Company received notice from a wholly owned subsidiary of Ballard of Ballard's exercise of the Ballard Option and on March 20, 1997, the sale of substantially all the Company's assets to Ballard was completed. The purchase price for the assets was $4,245,422, plus an adjustment for prepaid rent of $2,233. Deducted from the purchase price were the $500,000 consideration paid for the option under the Option Agreement, $198,631 of liabilities assumed, $3,671,471 principal and interest owing by the Company to Ballard and liquid assets of $11,695, or a net purchase price deficiency of $134,142. The Company's 200,000 shares of Series A Preferred Stock were redeemed and retired. The Company paid the deficiency of $134,142 in the payment of the purchase price by issuing to Ballard at the closing its 10% promissory note due on demand. The Company agreed to indemnify Ballard against certain losses in connection with the transaction.

     The Ballard Agreement also provided for a line of credit up to $500,000 commencing eight months after the closing of the sale of Preferred Stock to finance operating expenses. The commencement date for this line of credit anticipated an eight month period beginning in July 1995 when the Ballard Agreement was signed. The Ballard Agreement was approved by shareholders in November 1995, four months later. The Company began borrowings against this credit facility in January 1996 and as of March 20, 1997 the Company has borrowed $500,000 and an additional $3,040,000 in addition to the line of credit for a total of $3,540,000.

     Under the Ballard Agreement two nominees of Ballard served on the Company's Board of Directors through March 20, 1997, and the Company's conduct of its business was subject to certain restrictions, during the option term. Mr. Harold Wolcott and Kenneth Sorenson joined the Board as Ballard's nominees and resigned on March 20, 1997.

     For a description of the Employment Agreement with Executive Officers see "Executive Compensation - Employment Agreements."

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


                            COMMON STOCK OWNERSHIP
                  OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of April 30, 1997, the Company had issued and outstanding 9,933,733 shares of its Common Stock. The following table sets forth, as of the Record Date, certain information regarding beneficial ownership of the Common Stock by
(i) those persons beneficially holding more than five percent of the Company's Common Stock, (ii) the Company's directors who beneficially own shares of the Common Stock and (iii) all of the Company's directors and officers as a group.


                                            NUMBER OF SHARES    PERCENTAGE OF
                                              BENEFICIALLY       OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER  /(1)/    OWNED /(2)/       COMMON STOCK
------------------------------------------------------------------------------
Brian Bayley /(3)/                                 680,848            6.8%

A. Murray Sinclair, Jr. /(3)/                      680,848            6.8%

Quest Ventures, Ltd.
1095 West Pender Street - Suite 850                680,848            6.8%
Vancouver, British Columbia, Canada
 V6E 2M6

Connect Intertel Media (formerly
 Medsanna Medical Systems, Inc.)                 1,045,301            8.5%
1190 Hornby Street - 12/th/ Floor
Vancouver, British Columbia, Canada
 V6Z 2L3

Seven Seas Intercontinental Carriers
 Limited                                           815,242            8.2%
46-50 Kensington Plaza
Jersey  2E4 8P5 Channel Islands

Loire Sextant S.A.
16 Saville Row                                     815,242            8.2%
London, England  W1X 1AE

All officers and directors as a group              680,848            6.8%
   (2 persons)

_________________________

(1)  Unless otherwise indicated, the address of such person is c/o the Company.

(2) For purposes of the above table, a person is considered to "beneficially own" any shares with respect to which he or she exercises sole or shared voting or investment power or of which he or she has the right to acquire the beneficial ownership within 60 days following March 31, 1997.

(3) Consists of 680,848 shares of Common Stock owned by Quest Ventures, Ltd. Sinclair is President and Mr. Bayley is a Director. Such persons disclaim beneficial ownership of such shares.



ESCROWED SHARES

     In compliance with the requirements of the Securities Act (Ontario) and the securities laws of certain other Provinces of Canada, and pursuant to an agreement (the "Escrow Agreement") dated as of March 11, 1994 between Montreal Trust Company of Canada (the "Escrow Agent"), Quest Oil & Gas, Inc. ("Quest"), Connect and the Company, 2,523,142 shares of Common Stock (the "Escrowed Shares") owned directly or indirectly by Quest and Connect were deposited with the Escrow Agent. The Escrow Agent released 10% of the Escrowed Shares on December 24, 1994, 20% on December 24, 1995, 20% on December 24, 1996 and will release the remainder of the Escrowed Shares as follows: (a) 20% on December 24, 1997; and (b) the remaining 30% on December 24, 1998. Under the Escrow Agreement, the Escrowed Shares may not be sold, pledged as security or otherwise disposed of without the prior consent of the applicable securities commissions and other regulatory authorities. Quest has transferred beneficial ownership of such shares to Quest Ventures, Ltd. subject to Ontario Securities Commission approval.


COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Company's Board of Directors has not appointed either a Compensation Committee or an Audit Committee. The Board of Directors does not have a nominating committee.

     The Company's Board of Directors held four (4) meetings during the year ended December 31, 1996.

RELATIONSHIP WITH PUBLIC ACCOUNTANTS

     The firm of Raimondo, Pettit & Glassman has been selected to serve as the independent auditors for the Company for the fiscal year ending December 31, 1997. A representative of Raimondo, Pettit & Glassman is not expected to be present at the annual meeting of stockholders of the Company with the opportunity to make a statement or to be available to respond to appropriate questions.

     The Company's former independent accountants, Coopers & Lybrand L.L.P. ("Coopers") resigned from that capacity on November 8, 1996.

     The report by Coopers on the financial statements of the Company dated March 1, 1996, including consolidated balance sheets as of December 31, 1995 and 1994, and the related consolidated statements of operations, cash flows and statement of stockholders' equity (deficit) for the years then ended did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles except that the report contained a going concern qualification.

     The former independent accountants resigned from their position on November 8, 1996. The resignation was not presented to or considered by the Board of Directors or any audit or similar committee of the Board and, therefore, the decision was not recommended or approved by the Board or any such committee.

     During the period covered by the financial statements through the date of resignation of the former accountants, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     A letter from the former independent accountants for the Company is attached as an Exhibit to the Company's Form 10-QSB for the quarter ended September 30, 1996.


SUBMISSION OF SHAREHOLDERS' PROPOSALS FOR 1998 ANNUAL MEETING

     Any proposals which shareholders intend to present for a vote of shareholders at the Company's 1998 Annual Meeting and which such shareholders desire to have included in the Company's proxy statement and form of proxy relating to that meeting must be sent to the Company's executive office and received by the Company not later than January 20, 1998.

GENERAL

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by use of the mails, certain officers and regular employees may solicit proxies personally and by telephone and the Company will request banks, brokerage houses and nominees and fiduciaries to forward soliciting material to their principals and will reimburse them for their reasonable out-of-pocket expenses.

     The Company's Annual Report on Form 10-KSB for the year ended December 31, 1996, including financial statements, is being mailed to shareholders herewith.


                                 By Order of the Board of Directors

                                 Sandra Lee, Secretary



Dated:  May 20, 1997

                           APPENDIX:  FORM OF PROXY


                             KINETIC VENTURES LTD.
                      1095 West Pender Street - Suite 850
                 Vancouver, British Columbia, Canada  V6E 2M6


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Mr. Brian E. Bayley, Ms. Emily Hembroff and Sandra Lee, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of common stock of Kinetic Ventures Ltd. held of record by the undersigned on May 15, 1997 at the annual meeting of shareholders to be held on June 27, 1997 or any adjournment thereof.

     1.  Election of Directors

         [ ] For all nominees listed below (except as marked to contrary below)

         [ ]   Withhold Authority to vote for all nominees listed below


INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

          Brian E. Bayley                A. Murray Sinclair, Jr.
          Jennine M. Ballard


     2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.

     PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

     WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.



Dated:                 ,1997
      -----------------          ---------------------------------------
                                 Signature
                                 Title (if required)



                                 ---------------------------------------
                                 Signature (if held jointly)

                                      -ii-